UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2020

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

(Former name of former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2020, NortonLifeLock Inc. (“NortonLifeLock”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Alpaca HoldCo GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany (“HoldCo”), Alpaca TopCo GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany (“TopCo”), and each of the persons listed on Schedule I to the Stock Purchase Agreement (each a “Seller” and collectively, the “Sellers”)). The Stock Purchase Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, (i) NortonLifeLock will purchase from Sellers all of the issued and outstanding capital stock of TopCo and HoldCo, and (ii) NortonLifeLock will pay the “Transaction Consideration” as provided in the Stock Purchase Agreement (collectively, the “Transactions”). Effective upon the consummation of the Transactions (the “Closing”), HoldCo and TopCo will both be a wholly-owned subsidiary of NortonLifeLock. The Closing is expected to occur during NortonLifeLock’s fiscal 2021 fourth quarter.

The aggregate Transaction Consideration that NortonLifeLock has agreed to pay under the Stock Purchase Agreement consists of $359,145,000 less the aggregate of all (if any) Notified Leakage Amounts (as defined in the Stock Purchase Agreement), certain virtual equity amounts, and disclosed indemnity items as described therein.

The Stock Purchase Agreement contains representations, warranties and covenants of NortonLifeLock, HoldCo, TopCo and the Sellers that are customary for a transaction of this nature. The representations and warranties and the indemnity obligations of HoldCo, TopCo and Sellers in the Stock Purchase Agreement will survive for twenty-four (24) months following the date of the Closing, except that certain fundamental representations and warranties will survive for the applicable statute of limitations.  NortonLifeLock will obtain a representation and warranty insurance policy to obtain coverage for losses that may result from a breach of certain representations and warranties made by the Sellers in the Stock Purchase Agreement, subject to exclusions, policy limits and certain other terms and conditions. The completion of the Transactions is subject to the satisfaction of several conditions, including the receipt of antitrust merger control approval from the German Federal Cartel Office and certain other customary conditions.

As an inducement to NortonLifeLock entering into the Stock Purchase Agreement, NortonLifeLock has entered into employment agreements with two Sellers who are key employees of TopCo, which employment agreements are to become effective at the Closing.

The above description of the Stock Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to full text of the Stock Purchase Agreement, a copy of which will be filed as an exhibit to NortonLifeLock’s Quarterly Report on Form 10-Q for the quarter ending January 1, 2021. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of NortonLifeLock or the Sellers. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01. Regulation FD Disclosure.

On December 7, 2020, NortonLifeLock issued a press release announcing the entry into the Stock Purchase Agreement, which is furnished as Exhibit 99.01 hereto.

The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibit 99.01, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press Release issued on December 7, 2020 entitled “NortonLifeLock to Acquire Avira.”

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: December 7, 2020	By:	/s/ Bryan Ko
Bryan Ko Chief Legal Officer and Corporate Secretary

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